FIRST COMMUNITY FINANCIAL

VALIDITY AGREEMENT

To induce First Community Financial, a division of Pacific Western Bank (“Factor”) to enter into that certain Factoring Agreement dated April 24, 2008, as amended from time to time, (the “Factoring Agreement”) with Remedent, Inc., a Nevada corporation (“Assignor”), and in consideration of any and all loans, advances, and/or financial accommodations heretofore or hereafter made or granted by Factor to or for the account of Assignor, the undersigned (“Principal”) does hereby agree as follows:

1.	Principal hereby represents, warrants and covenants that:

(a)       Principal is part of top-level management of Assignor and has considerable familiarity in the management of Assignor’s business;

(b)      Each Account (as defined in the Factoring Agreement), to the best of Principal’s knowledge :

i.          is genuine and will not be invalid, incomplete, incorrect, defective, forged, fictitious or imperfect in any material way which will affect the collectibility thereof;

ii.        represents a bona fide, existing and legally enforceable indebtedness of the account debtor named therein for the kind, quality and quantity of the goods or services described in the invoice therefor which have been completely delivered, installed or performed and accepted by the account debtor without condition and is payable in the amount, time and manner stated in the invoice therefor, to the best of guarantor’s knowledge is free from any claim for credit, deduction, discount, allowance, dispute, defense, set off or counterclaim;

iii.       is to a customer in which Assignor does not have any legal or financial interest.

(c)       Assignor will not do anything to impede or interfere with the collection and payment of the account assigned to Factor.

(d)	Assignor is solvent and able to pay its debts as they mature.

(e)       Assignor is the true and lawful owner of the Collateral (as defined in the Factoring Agreement) and has the right and power and is duly authorized to enter into the Factoring Agreement without it constituting a violation of any agreement to which Assignor is a party.

(f)	All Collateral is free and clear of any and all liens, claims or security interests of any party, other than as specifically disclosed in writing to Factor.

(g)       All financial statements, information and representations made by Assignor to Factor shall be substantially true and correct in all material respects.

2.         Principal hereby indemnifies and holds Factor harmless from any and all loss that Factor may suffer, sustain or incur as a direct or indirect result of a “Breach of this Agreement” (hereafter defined). A “Breach of this Agreement” means any of the following:

(a)       If any of the representations in paragraph 1 above is untrue or hereafter becomes untrue because of any act, omission, conscious disregard or neglect on the part of the Principal;

(b)       Any fraud, deceit or criminal act by Principal in his dealings with Factor.

3.         The obligations hereunder are joint and several, and independent of the obligations of Assignor.

4.         Principal authorizes Factor, with notice, from time to time to:

(a)       renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or change the terms of the Factoring Agreement or any other agreement between the parties thereto; and

(b)      assign, this Agreement and/or Factor’s rights hereunder to anyone at any time upon ten (10) days notice.

5.         Principal agrees to pay Factor upon demand any and all reasonable costs, expenses and fees, including reasonable attorneys’ fees, incurred by Factor in: (a) negotiating or documenting any extension or modification of this Agreement; (b) any attempt to workout or to otherwise adjust Principal’s obligations hereunder following the occurrence of a Breach of this Agreement (c) enforcing, collecting or compromising any indebtedness of the Assignor if there has been a Breach of this Agreement; (d) enforcing this Agreement against Principal, whether incurred before, after or irrespective of whether suit is commenced, and including, without limitation, reasonable attorney’s fees, costs and other such reasonable expenses incurred in any bankruptcy proceeding; (e) protecting Factor’s security under the Factoring Agreement if there has been a Breach of this Agreement; and (f) defending any litigation arising out of a Breach of this Agreement. In the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury.

6.         Any married person who signs this Agreement hereby expressly agrees that in addition to all community property of Principal, recourse may be had against his or her separate property for all his or her obligations under this Agreement.

7.	This Agreement shall be governed by federal law applicable to Factor and,

to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Factor in the State of California. Principal agrees to submit to the jurisdiction and venue of the state or federal Courts sitting in California .

8.         Any notices to be given hereunder shall be given in writing and either personally delivered or forwarded by certified or registered mail, postage prepaid, to Factor and to Principal at the addresses set forth opposite their signatures below. Any such notice shall be effective on the date on which it is personally delivered, or if notice is sent by mail, on the date of mailing.

9          Principal hereby waives notice of the giving or extension of credit to Assignor, the acquisition of presentment, demand, notices of default, non-payment or partial payments and protest, notice of protest and all other notices or formalities to which Assignor might otherwise be entitled, prosecution of collection or remedies against Assignor, or against the makers, endorsers, or other person liable to Factor or against any security or collateral thereto. Moreover, Principal also waives notice of any consents to the granting of indulgence or extension of time payment, the taking and releasing of any security or Factor’s settling, compromising or compounding any of the same in such manner and at such times as Factor may deem advisable, without in any way impairing or affecting Assignor’s liability for the full amount thereof.

10.       This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of each Principal and shall inure to the benefit of Factor’s successors and assigns.

11        Notwithstanding anything else in this Agreement to the contrary, this Agreement shall also terminate upon Principal’s voluntary or involuntary termination of employment with the Assignor.

IN WITNESS WHEREOF, the undersigned Principal has executed this Agreement this 24th day of April, 2008.

PRINCIPAL:

/s/ Guy De Vreese

Guy De Vreese

(Address)